Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2011 Third Quarter Results

SUNNYVALE, Calif. – November 1, 2011 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal third quarter ended October 2, 2011.

In accordance with the company’s guidance for the quarter, total revenue for the third quarter of 2011 was $5.3 million. Revenue was down 7% sequentially and 27% compared to the third quarter of 2010. During the third quarter, new product revenue increased 3% sequentially to $1.2 million, representing 23% of total revenue. During the third quarter, mature product revenue decreased 9% sequentially to $4.1 million, representing 77% of total revenue in the third quarter.

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2011 was $1.5 million, or $0.04 per diluted share, compared with a net loss of $2.1 million, or $0.05 per diluted share, in the second quarter of 2011 and a net income of $0.6 million, or $0.01 per diluted share, in the third quarter of 2010. Non-GAAP net loss for the third quarter of 2011 was $1.0 million, or $0.03 per diluted share, compared with a non-GAAP net loss of $1.6 million, or $0.04 per diluted share, in the second quarter of 2011 and a non-GAAP net income of $0.9 million, or $0.02 per diluted share, in the third quarter of 2010.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, November 1, 2011, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 21256625. The call recording will be archived until Friday, November 4, 2011 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2011	October 3, 2010	July 3, 2011	October 2, 2011	October 3, 2010
Revenue	$5,339	$7,333	$5,737	$16,623	$19,241
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,897	2,619	1,908	5,626	7,215
Inventory write-down and related charges	386	17	58	562	90

Gross profit	3,056	4,697	3,771	10,435	11,936
Operating expenses:
Research and development	2,271	1,817	3,312	7,386	5,410
Selling, general and administrative	2,267	2,535	2,543	7,417	7,388

Income (loss) from operations	(1,482)	345	(2,084)	(4,368)	(862)
Gain on sale of TowerJazz Semiconductor Ltd. shares					993
Interest expense	(5)	(12)	(18)	(31)	(57)
Interest income and other (expense), net	(49)	25	(13)	(66)	(46)

Income (loss) before income taxes	(1,536)	358	(2,115)	(4,465)	28
Provision for (benefit from) income taxes	10	(192)	(55)	19	(164)

Net income (loss)	$(1,546)	$550	$(2,060)	$(4,484)	$192

Net income (loss) per share:
Basic	$(0.04)	$0.02	$(0.05)	$(0.12)	$0.01

Diluted	$(0.04)	$0.01	$(0.05)	$(0.12)	$0.01

Weighted average shares:
Basic	38,418	35,634	38,376	38,303	35,436

Diluted	38,418	38,711	38,376	38,303	37,911

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2011	October 3, 2010	July 3, 2011	October 2, 2011	October 3, 2010
GAAP income (loss) from operations	$(1,482)	$345	$(2,084)	$(4,368)	$(862)
Adjustment for stock-based compensation within:
Cost of revenue	34	34	35	104	120
Research and development	114	147	119	354	502
Selling, general and administrative	264	387	282	833	1,231
Adjustment for the write-off of equipment within:
Selling, general and administrative	102	8	—	102	8

Non-GAAP income (loss) from operations	$(968)	$921	$(1,648)	$(2,975)	$999

GAAP net income (loss)	$(1,546)	$550	$(2,060)	$(4,484)	$192
Adjustment for stock-based compensation within:
Cost of revenue	34	34	35	104	120
Research and development	114	147	119	354	502
Selling, general and administrative	264	387	282	833	1,231
Adjustment for the write-off of equipment within:
Selling, general and administrative	102	8	—	102	8
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. Shares	—	—	—		(993)
Adjustment for tax effect on other comprehensive income	—	(209)	—		(209)

Non-GAAP net income (loss)	$(1,032)	$917	$(1,624)	$(3,091)	$851

GAAP net income (loss) per share	$(0.04)	$0.01	$(0.05)	$(0.12)	$0.01
Adjustment for stock-based compensation	0.01	0.02	0.01	0.04	0.05
Adjustment for write-off of equipment	*	*	—	*	*
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. Shares	—	—	—	—	(0.03)
Adjustment for tax effect on other comprehensive income	—	(0.01)	—	—	(0.01)

Non-GAAP net income (loss) per share	$(0.03)	$0.02	$(0.04)	$(0.08)	$0.02

GAAP gross margin percentage	57.2%	64.1%	65.7%	62.8%	62.0%
Adjustment for stock-based compensation	0.7	0.4	0.6	0.6	0.7

Non-GAAP gross margin percentage	57.9%	64.5%	66.3%	63.4%	62.7%

*	Figures were not considered in the reconciliation of GAAP and Non-GAAP measures due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 2, 2011	January 2, 2011(1)
ASSETS
Current assets:
Cash and cash equivalents	$21,571	$21,956
Short-term investment in TowerJazz Semiconductor Ltd.	425	909
Accounts receivable, net	1,978	4,143
Inventories	3,862	3,344
Other current assets	661	772

Total current assets	28,497	31,124
Property and equipment, net	1,935	2,312
Other assets	202	192

TOTAL ASSETS	$30,634	$33,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$—
Trade payables	1,924	2,152
Accrued liabilities	1,041	1,303
Deferred income on shipments to distributors	90	328
Current portion of debt and capital lease obligations	37	408

Total current liabilities	3,092	4,191

Long-term liabilities:
Capital lease obligations, less current portion	—	—
Other long-term liabilities	127	124

Total liabilities	3,219	4,315

Stockholders’ equity:
Common stock, at par value	39	38
Additional paid-in capital	189,373	186,304
Accumulated other comprehensive income	132	616
Accumulated deficit	(162,129)	(157,645)

Total stockholders’ equity	27,415	29,313

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,634	$33,628

(1)	Derived from the January 2, 2011 audited balance sheet included in the 2010 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2011	Q2 2011	Q3 2010	Q2 2011 to Q3 2011	Q3 2010 to Q3 2011
COMPOSITION OF REVENUE
Revenue by product (1)
New products	23%	21%	38%	3%	(56)%
Mature products	77%	79%	62%	(9)%	(10)%

	100%	100%	100%

Revenue by geography
North America	35%	34%	35%	(7)%	(28)%
Europe	31%	24%	10%	24%	120%
Rest of world	23%	31%	45%	(31)%	(62)%
Japan	11%	11%	10%	(5)%	(21)%

	100%	100%	100%

(1)	New products represent products introduced since 2005, and include ArcticLink, ArcticLink II, Eclipse II, PolarPro, PolarPro II, and QuickPCI II products. Mature products include Eclipse, pASIC1, pASIC2, pASIC3, QuickDSP, QuickFC, QuickMIPS, QuickPCI, QuickRAM and V3 products, as well as royalty revenue, programming hardware and software.